Exhibit 10.10

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of October [●], 2021, is by and, except as otherwise indicated, among (i) Namaste World Acquisition Corporation, a Delaware corporation (the “SPAC”), (ii) Namaste World Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and (iii) [●] (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to 1,980,000 units in the IPO (with each such unit comprised of one share of Class A common stock, par value $0.0001 per share, of the SPAC (the “Class A Common Stock”) and one-half of one warrant to purchase one share of Class A Common Stock), which shall not exceed [●] of the number of such units and/or the number of shares of the Class A Common Stock underlying the units to be offered (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.0043 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor [●] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[●] ($0.0043 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price, net of any applicable withholding required by applicable law, to the Sponsor in immediately available funds.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than [●] of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option) or greater than the IPO Indication) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. The parties acknowledge that the Transfer by Sponsor directly to Investor is being undertaken for the convenience of the parties in lieu of (i) the transfer by Sponsor of the Transferred Shares to the SPAC for cancellation and (ii) the reissuance and sale of such Transferred Shares by the SPAC to the Investor in connection with its purchase of Units. In the event the Investor is provided with an opportunity to participate in an overallotment exercise or purchase more than [●] units in the IPO ([●]% of 20,000,000 units), it shall first be provided with the opportunity to purchase additional Transferred Shares in a manner proportional to any increase above [●] units at $0.0043 per additional Transferred Share. The Transferred Shares shall not be reduced should the Investor be allocated less than the IPO Indication.

(c)	Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to share price or other vesting triggers, claw-back, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination or otherwise (as defined below), or (v) any other event or modification, without the Investor’s prior written consent.

(d)	The obligations of Investor hereunder are subject to there being no material change in the pricing of the IPO or in the structure, terms and conditions in the capital structure of the SPAC from that set forth in the Registration Statement on Form S-1 as on file with the United States Securities and Exchange Commission on October [●], 2021 (the “Registration Statement”).

(e)	The parties hereto acknowledge that in the event the Investor or its affiliates do not submit the IPO Indication, the Sponsor and the SPAC’s only remedy with respect thereto shall be the forfeiture of the Investor’s Transferred Shares.

(f)	In the event the IPO does not occur by December 31, 2021, this Agreement shall terminate and be of no further force and effect unless agreed in writing by the parties hereto.

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The SPAC is duly organized and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as presently conducted and as proposed to be conducted and execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, the SPAC’s organizational documents, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC or the Transferred Shares.

(d)	None of the information conveyed to the Investor in connection with the transactions contemplated by the Agreement will constitute material non-public information of the SPAC upon the effectiveness of the Registration Statement.

(e)	No governmental, administrative or other third-party consents or approvals are required by or with respect to the SPAC in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f)	All information contained in the questionnaires (“Questionnaires”) completed by each of the SPAC’s officers, directors and the Sponsor (collectively, the “Insiders”) and provided to the underwriters and their counsel and the biographies of the Insiders contained in the Registration Statement and prospectus (to the extent a biography is contained) is true and correct and the SPAC has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate, incorrect or incomplete. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending, or to the SPAC’s knowledge, assuming reasonable inquiry, threatened against or involving the SPAC or, to the SPAC’s knowledge, assuming reasonable inquiry, any Insider or any stockholder or member of an Insider that has not been disclosed, that is required to be disclosed, in the Registration Statement, the prospectus or the Questionnaires.

(g)	The Founder Shares, when issued to the Sponsor, were validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws or as otherwise disclosed in the Registration Statement) and were not issued in violation of, or subject to, any preemptive or similar rights.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants and covenants to Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The Sponsor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Sponsor’s organizational documents or any agreement or other instrument applicable to the Transferred Shares or to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor or the Transferred Shares.

(d)	No governmental, administrative or other third-party consents or approvals are required by or with respect to the Sponsor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)	The Sponsor is the beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority, or any arbitrator, court or tribunal of competent jurisdiction (a “Governmental Authority”). Upon transfer of the Transferred Shares to the Investor in accordance with the terms hereof against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law. The sale by the Sponsor of the Founder Shares to the Investor will not result in a violation of Section 5 under the Securities Act of 1933 (the “Securities Act”).

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Investor’s organizational documents, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, as amended.

Section 5. Additional Agreements and Acknowledgements of Investor, the SPAC and the Sponsor.

(a)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor agrees with the SPAC that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall (i) vote all Founder Shares in favor of such proposed Business Combination and (ii) not redeem any of such Founder Shares owned by it, him or her in connection with such stockholder approval. Notwithstanding the foregoing, nothing shall prevent the Investor from exercising its redemption rights and receiving distributions from the Trust Account for any shares of Class A Common Stock it acquires in the IPO (including the IPO Indication) or in the open market in accordance with the terms and conditions applicable to the shares of Class A Common Stock and the IPO described in the Registration Statement. Without written consent of the SPAC, the Investor agrees with the SPAC not to transfer, assign or sell any Transferred Shares or the Class A Common Stock, issuable upon conversion of the Transferred Shares held by it, until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the SPAC completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however, that the Investor shall be permitted to transfer, assign or sell all or a portion of the Transferred Shares to an affiliate (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the Investor. The Transferred Shares directly or indirectly owned by the Investor will not be subject to additional lock-ups than detailed in this Section 5(a) or the Registration Statement. In addition, neither Sponsor nor any other holder of Founder Shares are being afforded more favorable lockup terms than those detailed in this Section 5(a), and if the Sponsor or any other holder of Founder Shares is given an early release or favorable modification of such lockup terms, the parties hereto agree that the Investor will receive the same treatment. For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning, redeeming or selling any Class A Common Stock, warrants or units acquired in the IPO or in the open market.

(b)	Following the expiration of the transfer restrictions set forth in Section 5(a), if the Transferred Shares are eligible to be sold without restriction under, and without the SPAC being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they have been registered for resale under the Securities Act, then at the Investor’s written request, the SPAC will use its best efforts to cause the SPAC’s transfer agent to remove any legend(s) to which the Transferred Shares are subject, subject to compliance by the Investor with the reasonable and customary procedures for such removal required by the SPAC or its transfer agent. In connection therewith, if required by the SPAC’s transfer agent, the SPAC will promptly cause an opinion of counsel to the SPAC to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Transferred Shares without any such legend(s).

(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees with the SPAC that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares; provided that nothing herein shall limit the Investor’s rights with respect to the Trust Account or any claims in respect of shares of Class A Common Stock purchased by Investor in the IPO or in the open market. With respect to the Transferred Shares, the waiver of claims on the assets of the SPAC held outside the Trust Account shall only apply to a liquidation of the SPAC prior to the consummation of its initial Business Combination, and not thereafter. Notwithstanding anything to the contrary contained in this Section 5(c) or otherwise (i) nothing shall prevent the Investor from redeeming any Class A Common Stock (including shares included in units) it purchases pursuant to the Registration Statement in the IPO or in the open market following the IPO (collectively, the “Purchased Public Unit Amount”) and (ii) the Investor does not waive any right title, interest or claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to its purchase or ownership of the Purchased Public Unit Amount (including the IPO Indication and the shares of Common Stock and warrants included therein and the shares of Common Stock issuable upon exercise of such warrants) or any other security of the SPAC acquired in the open market (“Reserved Claims”) and is not prohibited from seeking recourse against the Trust Account with respect to any Reserved Claims.

(d)	The terms, rights and conditions set forth in this Agreement are as favorable to the Investor as the terms, rights and conditions granted to all other investors in connection with expressing an interest in the IPO or otherwise acquiring Founder Shares in connection with the IPO (each such other investor, an “Anchor Investor”), provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor in its sole discretion. In the case that another Anchor Investor is, directly or indirectly, afforded more favorable terms than Investor (including pricing or amount or any payments or transfers of value to such other Anchor Investor or any affiliate of such other Anchor Investor), the SPAC and the Sponsor shall promptly notify Investor of such more favorable terms, and Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the same. For the avoidance of doubt, if any other Anchor Investor has an ability to purchase proportionately more Founder Shares relative to its expression of interest in the IPO than the Investor as set forth on the signature page hereto, then such other Anchor Investor shall be considered to have more favorable terms than the Investor.

(e)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) as agreed by the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. In connection with the IPO, the SPAC shall enter into the Registration Rights Agreement with Sponsor, the Investor and certain other parties thereto. The Registration Rights Agreement shall provide the Investor with registration rights with respect to the Securities that are not less favorable in any material respect to the Investor than the registration rights of the Sponsor set forth therein.

Section 6. Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the SPAC or the Sponsor, to: [___________________], Attention: [___________], e-mail: [_________]; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto. Notwithstanding the foregoing, the Investor may assign its rights and obligations under this Agreement to one or more of its affiliates, to other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or by an affiliate of such investment manager.

(d)	The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity or otherwise.

(e)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(f)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(g)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(h)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(i)	Notwithstanding anything to the contrary in this Agreement, Section 5(a), Section 5(b) and Section 5(c) shall only be enforceable against the Investor by the SPAC on its own behalf. For the avoidance of doubt and in accordance with their terms, Section 5(a), Section 5(b) and Section 5(c) are not enforceable by the Sponsor.

(j)	Except as may be required by law, regulation or applicable stock exchange listing requirements or judicial or administrative order, unless and until the transactions contemplated hereby and the terms hereof have been publicly announced or otherwise publicly disclosed by the Sponsor, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Investor shall be permitted to disclose any information to its affiliates and to its and their control persons, officers, directors, employees, advisors, direct or indirect owners, partners, agents and representatives, in each case so long as such person or entity has been advised of its obligation to comply with the confidentiality provisions hereunder. Investor agrees that the SPAC may disclose the terms of this Agreement in the Registration Statement, including the name of the Investor, if it is required to do so by the United States Securities and Exchange Commission.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

SPAC:

Namaste World Acquisition Corporation

By:
Name:
Title:

SPONSOR:

Namaste World Sponsor LLC

By:
Name:
Title:

[Signature Page to Investment Agreement]